UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 2, 2005

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Denver, Colorado

80241

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events

Fischer Imaging Corporation (“Fischer”) has been informed by Philips Medical Systems (“Philips”) that Philips has ceased sales activities for the present time with respect to the SenoScan product and that it intends to terminate the Master Purchasing Agreement, dated October 14, 2004, between Fischer and Philips (the “Agreement”) should the previously announced sale of Fischer’s intellectual property to Hologic, Inc. (“Hologic”) be approved by stockholders and consummated.

In the event that the Hologic transaction closes and Philips proceeds with the termination of the Agreement, Fischer expects to meet with Philips to discuss the terms and conditions of the termination.  Fischer is unable to predict the outcome of these discussions or the amount of any payments that may be demanded by Philips.  Any payments made to Philips by Fischer may materially reduce amounts, if any, that may be available for distribution to Fischer’s stockholders from the proceeds of the Hologic transaction, assuming it is consummated.

If the Agreement is terminated, management believes it will be required to increase its reserves for excess and obsolete inventories by approximately $1.0 million in a future quarter.  As previously disclosed in Fischer’s Form 10-Q for the quarter ended June 30, 2005, management assessed the recoverability of its long-lived assets and intangibles, which included assumptions regarding estimated future cash flows and other factors, and estimated that the maximum amount of non-cash impairment charges related to fixed assets and intangible assets would be $1.7 million and $1.0 million, respectively.  Management believes that these estimates are still valid, and if the Agreement is terminated, Fischer’s management will then finalize its analysis of what, if any, assets may be impaired as a result of the termination.

Certain statements contained in this Form 8-K constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements regarding Philips intent to terminate the Agreement, potential discussions with Philips regarding the terms and conditions of the termination, payments to Philips in connection with the termination, the effect of such payments on amounts, if any, available for distribution to stockholders if the Hologic transaction is consummated, anticipated increases in reserves for excess and obsolete inventories, the anticipated maximum impairment charges for fixed and intangible assets and management’s expectations regarding finalizing its impairment estimates.  These statements involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements, certain of which are described as “Risk Factors” in our Definitive Proxy Statement dated August 29, 2005.  Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements are made.  It is recommended that Fischer’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and the Definitive Proxy Statement be read together with this Form 8-K to better understand the Hologic asset sale transaction and our business, results of operations and financial condition as discussed in this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: September 6, 2005	By:	/s/ David Kirwan
	Name:	David Kirwan
	Title:	Senior Vice President and
Chief Financial Officer